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                                                                    EXHIBIT 99.1



                      [GROUP 1 AUTOMOTIVE INC LETTERHEAD]



NEWS RELEASE


FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 2, 2002


             GROUP 1 ANNOUNCES WEBCAST OF 2002 THIRD-QUARTER RESULTS

HOUSTON, OCTOBER 2, 2002--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, today announced it plans to conduct a conference call following the release of financial results for the third quarter and nine months ended September 30, 2002. The Company will release financial results before the market opens on Thursday, October 24, 2002. B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer, and Scott L. Thompson, executive vice president, chief financial officer and treasurer, will host the conference call the same day at 10:00 a.m. Eastern Time.

The conference call will be simulcast live on the Internet and can be accessed by logging onto www.vcall.com or www.group1auto.com. A replay will be available at these sites for 30 days.


ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 owns 73 automotive dealerships comprised of 110 franchises, 29 different brands, and 24 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the Company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.


    GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT www.group1auto.com